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                                                                    EXHIBIT 23.1

                              MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this amended Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated April 27, 2007, for the year ended December 31, 2006 and (ii) to the reference to us under the heading "Experts" in the prospectus, which is part of this amended Registration Statement.



Toronto, Canada
July 6, 2007



/s/ MINTZ & PARTNERS LLP
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Mintz & Partners LLP
Chartered Accountants
Licensed Public Accountants